Loop Media, Inc. 8-K/A

Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial information was prepared under United States generally accepted accounting principles (“U.S. GAAP”), and gives effect to the transaction between the Company, the Company's wholly owned subsidiary, Loop Media Acquisition, Inc., a Delaware corporation ("Merger Sub"), and Loop Media, Inc., a Delaware corporation ("Loop") to be accounted for as a reverse recapitalization under U.S. GAAP (the “Merger”). In addition, the pro forma condensed consolidated financial information gives effect to the sale of 300,000 shares of the Company’s Series B preferred stock ("Sale of Preferred Stock") and the sale of assets relating to the Company’s two major business segments, travel agency assistance and convention services ("Sale of Assets"), which will both occur immediately following the close of the Merger.

The following unaudited pro forma condensed consolidated financial statements are based on Loop’s historical financial statements and the Company’s historical financial statements, as adjusted, to give effect to Loop’s reverse recapitalization of the Company. The unaudited pro forma condensed consolidated statements of operations for the six months ended December 31, 2019 and the year ended June 30, 2019 give effect to these transactions as if they had occurred on July 1, 2018. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2019 gives effect to these transactions as if they had occurred on December 31, 2019.

The unaudited pro forma condensed consolidated financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed consolidated financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company and Loop been a consolidated organization during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma condensed consolidated financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma condensed consolidated financial information.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed consolidated financial statements are described in the accompanying notes, which should be read together with the pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on October 15, 2019 and the December 31, 2019 results included in the Company’s report on Form 10-Q filed with the SEC on February 19, 2020, and Loop’s historical information included herein. Loop's historical unaudited financial statements for the six months ended December 31, 2019 is derived by subtracting the activities of the six months ended June 30, 2019 from Loop’s audited financial statements for the year ended December 31, 2019. Loop’s historical unaudited financial statements for the twelve months ended June 30, 2019 is derived by subtracting the activities of the six months ended December 31, 2019 from Loop’s audited financial statements for the year ended December 31, 2019 and adding to this the activities of the six months ended December 31, 2018.

On June 8, 2020, the Company filed a Certificate of Change pursuant to NRS 78.209 with the Nevada Secretary of State to implement the reverse split of the Company's authorized and outstanding shares of capital stock on a 1 to 1.5 basis (the "Reverse Split"). The unaudited pro forma condensed consolidated financial statements have been retroactively restated to reflect the Reverse Split in June 2020.

Loop Media, Inc. and Interlink Plus, Inc.

 Unaudited Pro Forma Condensed Consolidated Balance Sheets

 As of December 31, 2019

	Loop Media, Inc.	Interlink Plus, Inc.	Pro Forma Adjustments – Merger (A)	Pro Forma Adjustments – Sale of Preferred Stock (B)	Pro Forma Adjustments – Sale of Assets (C)	Pro Forma

ASSETS
Current assets:
Cash	$1,011,445	$6,564	$—	$1,000,000	$(6,564)	$2,011,445
Accounts receivable	673,971	—	—	—	—	673,971
Inventory	28,395	—	—	—	—	28,395
Prepaid expenses	13,697	2,768	—	—	(2,768)	13,697
Prepaid income taxes	118,283	—	—	—	—	118,283
Operating lease right-of-use asset – current	155,868	—	—	—	—	155,868
Note receivable – current	10,215	—	—	—	—	10,215
Total current assets	2,011,874	9,332	—	1,000,000	(9,332)	3,011,874

Other assets:
Other assets	19,831	—	—	—	—	19,831
Note receivable	102,318	—	—	—	—	102,318
Operating lease right-of-use asset	347,076	—	—	—	—	347,076
Goodwill	583,086	—	—	—	—	583,086
Property and Equipment, net	28,027	294	—	—	(294)	28,027
Intangible assets, net	1,128,555	35	—	—	(35)	1,128,555
Total other assets	2,208,893	329	—	—	(329)	2,208,893
Total Assets	$4,220,767	$9,661	$—	$1,000,000	$(9,661)	$5,220,767

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,044,795	$649	$—	$(1,597)	$(649)	$1,043,198
Accounts payable – related party	—	64,056	—	—	(64,056)	—
Payable on acquisition	250,125	—	—	—	—	250,125
Loans payable	1,000,000	—	—	(1,000,000)	—	—
Lease liability – Current	147,458	—	—	—	—	147,458
Deferred income	116,440	—	—	—	—	116,440
Notes payable	—	180,000	—	—	(180,000)	—
Accrued interest payable	—	2,071	—	—	(2,071)	—
Total current liabilities	2,558,818	246,776	—	(1,001,597)	(246,776)	1,557,221
Lease liability	360,369	—	—	—	—	360,369
Convertible note payable – related party	639,102	—	—	—	—	639,102
Convertible notes payable	588,852	—	—	—	—	588,852
Total liabilities	4,147,141	246,776	—	(1,001,597)	(246,776)	3,145,544

Commitments and contingencies

Stockholders' equity (deficit)
Series A Convertible Preferred stock, $0.0001 par value, 16,666,667 shares authorized, 1,800,000 issued and outstanding as of December 31, 2019	—	180	—	(177)	—	3
Series B Convertible Preferred stock, $0.0001 par value, 3,333,334 shares authorized	—	—	—	20	—	20
Common stock, $0.0001 par value, 316,666,667 shares authorized, 46,502,265 shares issued and outstanding as of December 31, 2019	—	4,650	10,644	(4,000)	(133)	11,161
Common stock – Loop Media, Inc.	15,282	—	(15,282)	—	—	—
Common stock subscribed and not yet issued – Loop Media, Inc.	150,144	—	(150,144)	—	—	—
Additional paid-in capital	26,033,452	84,258	(171,421)	2,005,754	237,248	28,189,291
Accumulated deficit	(26,125,252)	(326,203)	326,203	—	—	(26,125,252)
Total stockholders' equity (deficit)	73,626	(237,115)	—	2,001,597	237,115	2,075,223
Total liabilities and stockholders’ equity (deficit)	$4,220,767	$9,661	$—	$1,000,000	$(9,661)	$5,220,767

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Loop Media, Inc. and Interlink Plus, Inc.

 Unaudited Pro Forma Condensed Consolidated Statements of Operations

 For the Year Ended June 30, 2019

	Loop Media, Inc.	Interlink Plus, Inc.	Pro Forma Adjustments - Merger (A)	Pro Forma Adjustments - Sale of Preferred Stock (B)	Pro Forma Adjustments - Sale of Assets (C)	Pro Forma
Revenue	$1,668,899	$43,639	$—	$—	$(43,639)	$1,668,899

Cost of sales	440,196	—	—	—	—	440,196

Gross profit	1,228,703	43,639	—	—	(43,639)	1,228,703

Costs and expenses:
Selling, general and administrative	11,062,242	83,811	—	—	(83,811)	11,062,242

Total costs and expenses	11,062,242	83,811	—	—	(83,811)	11,062,242

Operating loss	(9,833,539)	(40,172)	—	—	40,172	(9,833,539)

Other income (expenses):
Interest income	2,412	—	—	—	—	2,412
Interest expense	(545,678)	(16,875)	—	—	16,875	(545,678)
Recovery of bad debt	64,065	—	—	—	—	64,065
Loss on settlement of obligations	(19,779)	—	—	—	—	(19,779)

Total other income (expenses)	(498,980)	(16,875)	—	—	16,875	(498,980)

Net income (loss) before provision for income taxes	(10,332,519)	(57,047)	—	—	57,047	(10,332,519)

Income tax expense (Note 1)	—	—	—	—	—	—

Net income (loss)	$(10,332,519)	$(57,047)	$—	$—	$57,047	$(10,332,519)

Net income (loss) per common share – basic	$(0.10)	$(0.00)	$—	$—	$(0.04)	$(0.09)

Net income (loss) per common share – diluted	$(0.10)	$(0.00)	$—	$—	$(0.04)	$(0.09)

Weighted average number of common shares outstanding – basic	100,738,160	44,915,339	106,442,647	(40,000,000)	(1,333,333)	110,024,653

Weighted average number of common shares outstanding – diluted	100,738,160	44,915,339	106,442,647	(40,000,000)	(1,333,333)	110,024,653

Note 1 - No income tax impact due to the effects of loss carryforwards and full valuation allowance for both Loop Media, Inc. and Interlink Plus, Inc.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Loop Media, Inc. and Interlink Plus, Inc.

 Unaudited Pro Forma Condensed Consolidated Statements of Operations

 For the Six Months Ended December 31, 2019

	Loop Media, Inc.	Interlink Plus, Inc.	Pro Forma Adjustments – Merger (A)	Pro Forma Adjustments - Sale of Preferred Stock (B)	Pro Forma Adjustments - Sale of Assets (C)	Pro Forma

Revenue	$1,712,222	$17,784	$—	$—	$(17,784)	$1,712,222

Cost of sales	473,648	—	—	—	—	473,648

Gross profit	1,238,574	17,784	—	—	(17,784)	1,238,574

Costs and expenses:
Selling, general and administrative	1,968,497	44,068	—	—	(44,068)	1,968,497

Total costs and expenses	1,968,497	44,068	—	—	(44,068)	1,968,497

Operating loss	(729,923)	(26,284)	—	—	26,284	(729,923)

Other income (expenses):
Interest income	2,823	—	—	—	—	2,823
Interest expense	(501,694)	(8,427)	—	1,597	8,427	(500,097)
Impairment of intangibles	(6,350,000)	—	—	—	—	(6,350,000)
Recovery of bad debt	(60,840)	—	—	—	—	(60,840)
Gain on settlement of obligations	156,702	25,282	—	—	(25,282)	156,702
Loss on extinguishment of debt	(696,384)	—	—	—	—	(696,384)

Total other income (expenses)	(7,449,393)	16,855	—	1,597	(16,855)	(7,447,796)

Net income (loss) before provision for income taxes	(8,179,316)	(9,429)	—	1,597	9,429	(8,177,719)

Income tax expense	1,600	—	—	—	—	1,600

Net income (loss)	$(8,180,916)	$(9,429)	$—	$1,597	$9,429	$(8,179,319)

Net income (loss) per common share - basic	$(0.07)	$(0.00)	$—	$0.00	$(0.01)	$(0.07)

Net income (loss) per common share - diluted	$(0.07)	$(0.00)	$—	$0.00	$(0.01)	$(0.07)

Weighted average number of common shares outstanding - basic	117,135,990	46,010,663	106,442,647	(40,000,000)	(1,333,333)	111,119,977

Weighted average number of common shares outstanding - diluted	117,135,990	46,010,663	106,442,647	(40,000,000)	(1,333,333)	111,119,977

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1 – Description of Transaction and Basis of Presentation

The unaudited pro forma condensed consolidated financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the consolidated companies based upon the historical data of the Company and Loop.

For the purposes of the unaudited pro forma condensed consolidated financial information, the accounting policies of the Company and Loop are aligned with no differences. Accordingly, no effect has been provided for the pro forma adjustments described in Note 2, “Pro forma adjustments.”

Description of Transaction

The pro forma consolidated weighted average number of common shares outstanding post-closing after the reverse split consists of the following:

Year Ended
June 30, 2019

Interlink Plus, Inc. weighted average public shares outstanding	44,915,339
Issuance of common stock in connection with the Merger, deemed to be issued at the beginning of the period	106,442,647
Cancellation of 40,000,000 shares of common stock in connection with the sale of preferred stock	(40,000,000)
Cancellation of 1,333,333 shares of common stock in connection with the sale of assets	(1,333,333)
Shares outstanding	110,024,653

Six Months Ended
December 31, 2019

Interlink Plus, Inc. weighted average public shares outstanding	46,010,663
Issuance of common stock in connection with the Merger, deemed to be issued at the beginning of the period	106,442,647
Cancellation of 40,000,000 shares of common stock in connection with the sale of preferred stock	(40,000,000)
Cancellation of 1,333,333 shares of common stock in connection with the sale of assets	(1,333,333)
Shares outstanding	111,119,977

The Merger

On January 3, 2020, the Company entered into the Merger Agreement, pursuant to which, Merger Sub merged with and into Loop with Loop surviving the merger and becoming a wholly-owned subsidiary of the Company.

On February 5, 2020, the Company finalized its merger with Loop. Pursuant to the Merger Agreement, each share of Loop common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one (1) share of the Company’s common stock at the closing of the Merger. Each share of Merger Sub common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one (1) share of Loop common stock. At the closing of the Merger, 106,442,647 shares of the Company’s common stock were issued to the stockholders’ of Loop in exchange for the same number of Loop shares.

In addition, pursuant to the Merger Agreement, (i) options to purchase 8,718,460 shares of Loop common stock issued and outstanding immediately prior to the closing of the Merger under Loop’s 2016 Amended and Restated Equity Incentive Plan were converted into options to purchase 5,766,735 shares of the Company’s common stock, (ii) warrants to purchase 8,326,064 shares of Loop common stock issued and outstanding immediately prior to the closing of the Merger were converted into warrants to purchase 5,550,918 shares of the Company’s common stock, and (iii) Loop’s outstanding convertible promissory note was amended to be convertible, at the option of the holder, into a maximum of 6,513,444 shares of the Company’s common stock.

Following the Merger, security holders of Loop became the majority owners and collectively own approximately 81% and current Company security holders collectively own approximately 19% of the consolidated company on a fully diluted basis, not including any dilution that may result from securities sold by Loop for capital raising purposes prior to the closing of the Merger.

Sale of Preferred Stock

In connection with the Merger, on February 5, 2020, the Company sold to a shareholder, 200,000 shares of its Series B preferred stock in exchange for (i) $1,000,000 cash, (ii) return of the 40,000,000 common shares owned by the shareholder in the Company and (iii) return of the 1,769,333 shares of its Series A preferred stock owned by the shareholder and (iv) forgiving the $1,000,000 principal and accrued and unpaid interest due under a promissory note made by Loop and its wholly-owned subsidiary, ScreenPlay, Inc. to the shareholder.  The common stock and Series A preferred stock were retired and restored to the status of authorized and unissued shares.

The terms of the Series B Convertible Preferred Stock are substantially similar to those of the Series A Convertible Preferred Stock, except that in the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series B Convertible Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its shareholders, an amount equal to $1.00 per share of Series B Convertible Preferred Stock before any payment shall be made or any assets distributed to the holders of common stock or Series A Convertible Preferred Stock.

Similar to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock is convertible at any time at the discretion of the holder thereof into shares of common stock at a conversion rate of one hundred (100) shares of common stock for every one (1) share of Series B Convertible Preferred Stock. Furthermore, the holders of Series B Convertible Preferred Stock have the right to cast one hundred (100) votes for each one (1) share of Series B Convertible Preferred Stock held of record on all matters submitted to a vote of holders of the common stock, including the election of directors, and all other matters as required by law.

Sale of Assets

In connection with the Merger, on February 6, 2020, the Company entered into a purchase agreement with Zixiao Chen for the purchase of the assets relating to the Company’s two major business segments, travel agency assistance and convention services. As a consideration for the assets of the business, Ms. Chen transferred 1,333,333 shares of the Company’s common stock she owned and agreed to assume and discharge any and all liabilities relating to the business accruing up to the effective date of the purchase agreement. The shares will be retired and restored to the status of authorized and unissued shares.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2019 is presented as if the Merger had been completed on December 31, 2019. The unaudited pro forma condensed consolidated statement of operations for the six months ended December 31, 2019 and the year ended June 30, 2019 assumes that the Merger occurred on July 1, 2018 and consolidates the historical results of Loop and the Company. Loop's historical unaudited financial statements for the six months ended December 31, 2019 is derived by subtracting the activities of the six months ended June 30, 2019 from Loop’s audited financial statements for the year ended December 31, 2019. Loop’s historical unaudited financial statements for the twelve months ended June 30, 2019 is derived by subtracting the activities of the six months ended December 31, 2019 from Loop’s audited financial statements for the year ended December 31, 2019 and adding to this the activities of the six months ended December 31, 2018.

The Merger is accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of the Company will be nominal following the close of the Merger. Loop was determined to be the accounting acquirer based upon the terms of the Merger and other factors including: (i) Loop stockholders and other persons holding securities convertible, exercisable or exchangeable directly or indirectly for Loop common stock are expected to own approximately 81% of the Company immediately following the effective time of the Merger, (ii) Loop will hold one of two board seats of the consolidated company and (iii) Loop’s management will hold all key positions in the management of the consolidated company.

Consequently, the financial statements of Loop reflect the operations of the acquirer for accounting and a recapitalization of the equity of the accounting acquirer. The historical financial statements of the Company and Loop, have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the consolidated results.

To the extent there are significant changes to the business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed consolidated financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

Note 2 – Pro Forma Adjustments

(A)	To eliminate the accumulated deficit of the Company and to reflect the issuance of common stock of the Company to the shareholders of Loop.

(B)	To reflect the issuance of Series B Convertible Preferred Stock by the Company in exchange for (i) $1,000,000 cash, (ii) return of the 40,000,000 common shares owned by the shareholder in the Company and (iii) return of the 1,769,333 shares of its Series A preferred stock owned by the shareholder and (iv) forgiving the $1,000,000 principal due under a promissory note made by Loop and its wholly-owned subsidiary, ScreenPlay, Inc. to the shareholder. Interest expense of $1,597 on the $1,000,000 promissory note was eliminated from the Unaudited Pro Forma Condensed Consolidated Statements of Operations after giving effect to the Merger as if it had occurred on July 1, 2018.

(C)	To reflect the sale of business segments to the shareholder in exchange for 1,333,333 shares of the Company's common stock and a release from all liabilities relating to those business segments.